CATERPILLAR FINANCIAL SERVICES CORPORATION

POWERNOTES (SM)

With Maturities of 9 months or more from Date of Issue


Registration No.  333-35460
Filed Pursuant to Rule 424 (b) (2)
PRICING SUPPLEMENT NO.  019				Trade Date: 11/16/00
(To Prospectus Supplement & Prospectus dated
  September 8, 2000)						Issue Date:  11/21/00
The Date of this Pricing Supplement November 16, 2000

                                                     SUBJECT TO REDEMPTION
  CUSIP									Date and terms of redemption or
     or	Stated				             Interest			repayment (including any
Common	Interest	Price to	 Discounts & PaymentSurvivor's applicable regular or
                                                                     special
CodeRate (1)	MaturityPublic (2)	Commissions Frequency Optio	Yes/Norecord dates)

14911QAU5   6.75%      11/15/04	  100%	     .86% Semi-annually  YES   NO



Original Issue Discount Note:					Total Amount of OID:
____  Yes	  X   No						N/A



(1) The interest rates on the PowerNotes (SM) may be changed by Caterpillar Financial Services Corporation from time to time, but any such change will not affect the interest rate on any PowerNotes (SM) offered prior to the effective date of the change.

(2) Expressed as a percentage of aggregate principal amount. Actual Price to Public may be less, and will be determined by prevailing market prices at the time of purchase as set forth in the confirmation sheet.